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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              -------------------

                          WEINGARTEN REALTY INVESTORS

             (Exact name of registrant as specified in its charter)

              Texas                              74-1464203

(State of incorporation or organization)         (I.R.S. employer identification
                                                 number)
2600 Citadel Plaza
P. O. Box 924133
Houston, Texas                                   77292-4133

(Address of principal executive offices)         (zip code)

If this form relates to the registration of a    If this form relates to the registration of a
class of securities pursuant to Section 12(b)    class of securities pursuant to Section 12(g)
of the Exchange Act and is effective             of the Exchange Act and is effective
pursuant to General Instruction A.(c),           pursuant to General Instruction A.(d),
please check the following box. [X]              please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-12179

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                           Name of each exchange on
                   Title of each class                                     which each class is to be
                   to be so registered                                            registered
                   -------------------                                     -------------------------
           7.44% Series A Cumulative Redeemable                            New York Stock Exchange
                     Preferred Shares
                     Par Value $0.03

Securities to be registered pursuant to Section 12(g) of the Act:


       None.
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Item 1.           Description of Registrant's Securities to be Registered

                  The description of the Registrant's 7.44% Series A Cumulative Redeemable Preferred Shares, par value $0.03 per share, will be contained under "Description of Series A Preferred Shares" in the Prospectus Supplement to be filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933. The Prospectus Supplement is part of the Registrant's Registration Statement on Form S-3, No. 333-12179, both of which are incorporated herein by reference.

Item 2            Exhibits

             1. Restated Declaration of Trust of Weingarten Realty Investors and Amendment of the Restated Declaration of Trust of Weingarten Realty Investors (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3, No. 33-49206, which is incorporated by reference).

          99.2.   Amended and Restated Bylaws of Weingarten Realty Investors.

          99.3. Statement of Designation of 7.44% Series A Cumulative Redeemable Preferred Shares of Weingarten Realty Investors.


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             *    Filed herewith


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 18, 1998               WEINGARTEN REALTY INVESTORS


                                      By: /s/ Stephen C. Richter
                                         ---------------------------------------
                                      Name: Stephen C. Richter
                                           -------------------------------------
                                      Title: Senior Vice President and Treasurer
                                            ------------------------------------


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                                 EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------
    1.         Restated Declaration of Trust of Weingarten Realty Investors
               and Amendment of the Restated Declaration of Trust of
               Weingarten Realty Investors (filed as Exhibit 3.1 to the
               Company's Registration Statement on Form S-3, No. 33-49206,
               which is incorporated by reference).

 99.2.         Amended and Restated Bylaws of Weingarten Realty Investors.

 99.3.         Statement of Designation of 7.44% Series A Cumulative
               Redeemable Preferred Shares of Weingarten Realty Investors.


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    *    Filed herewith